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                                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated February 17, 1996, and to all references to our Firm included in or made a part of this registration statement.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
November 27, 1996